EXHIBIT (a)(1)(F)

SCREEN SHOTS OF OPTION EXCHANGE WEBSITE ON TESSERA’S INTRANET

TESSERA

Welcome to the Options Exchange Program

Offer expires at 5:00 p.m. Pacific Time on Wed. July 1, 2009

Informational Sessions

•Schedule and Location

•Presentation

President & CEO Announcement

Considering the Exchange

•Offer Information Document

Links to selected portions of document:

•Exchange Ratio

•FAQ

Links

•SEC Filings

Contact Information

By email:options-exchange@tessera.com

By fax: +1 (408) 904-5265

By phone: +1 (408) 321-6727 Richard Morales

+1 (408) 321-6717 John Price

Documents

•2003 Equity Plan

•2003 Plan Prospectus

•Form of Option Agreement

Make, Review, or Change My Election

TESSERA

Welcome to the Options Exchange Program

Informational Sessions

By video conferencing from San Jose

Location Date Time

San Jose June 8, 2009 10:00 a.m. Pacific

2:00 p.m. Pacific

June 10, 2009 10:00 a.m. Pacific

2:00 p.m. Pacific

Charlotte June 9, 2009 11:00 a.m. Eastern

3:00 p.m. Eastern

June 11, 2009 11:00 a.m. Eastern

3:00 p.m. Eastern

Romania June 12, 2009 5:00 p.m. Eastern European Time

TESSERA

Welcome to the Options Exchange Program

TESSERA TECHNOLOGIES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK FOR NEW OPTIONS

ELECTION FORM

THE OFFER EXPIRES AT 5.00 P.M. U.S. PACIFIC TIME ON JULY 1, 2009, UNLESS THE OFFER IS EXTENDED

Before making your election, please make sure you have received, read and understand the documents that make up this Offer,

including the Offer Information Document dated June 2, 2009 and all ancillary materials ( the “Exchange Offer materials”).

The Offer is subject to the terms of the Exchange Offer Materials, as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new options as set forth in Section 1 of the

Offer Information Document. The Exchange Offer Materials have been provided to you and may also be accessed on the

Option Exchange website on Tessera’s intranet at http://options-exchange or through the U.S. Securities and Exchange

Commission’s website at: http://www.sec.gov.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

Original Grant Date

July 18, 2007

July 18, 2007

Option Grant Number

00001962

00001963

Exercise Price per Share

$43.14

$43.14

Exchange Eligible Option?

Yes No

Yes No

Please carefully read the entire document below before clicking “SAVE” to complete your election.

IF YOU DO NOT CLEARLY MARK THE BOX ELECTING TO EXCHANGE EACH OF YOUR ELIGIBLE OPTIONS ON THE ELECTION FORM, SUCH ELIGIBLE OPTIONS WILL NOT BE EXCHANGED.

In accordance with the terms outlined in the Exchange Offer Materials, if you elect to exchange your eligible options, you will receive a new option covering the number of shares as determined by the exchange ratio below (rounded down to the nearest whole number of shares with respect to each option on a grant-by-grant basis), as described in Section 1 of the Offer Information Document. Your replacement options will be subject to a new vesting schedule as described in Section 7 of the Offer Information Document. Vesting on any date is subject to your continued service to the Company or its wholly owned subsidiaries through each relevant vesting date.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR THE REPLACEMENT OPTIONS.

TERMS AND CONDITIONS

1. Delivery of Election Form. A properly completed and duly executed or electronically accepted election form must be received by Tessera Technologies, Inc. by 5:00 p.m. U.S. Pacific Time on July 1, 2009, unless the Offer is extended. We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form (either electronically through the Option Exchange website on Tessera’s intranet or via submission of all required forms via fax or email) from you before the expiration of the Offer, we will not accept your eligible options for exchange and such eligible options will not be exchanged pursuant to this Offer.

If you are unable to access the Option Exchange website on Tessera’s intranet, you must email a scanned or PDF copy of the election form to options-exchange@tessera.com or fax your election form to Richard Morales at +1 (408) 904-5265, by 5:00 p.m. U.S. Pacific Time on July 1, 2009 (unless the Offer is extended). Documents submitted by any other means, including hand delivery, U.S. mail or other post, and Federal Express (or similar delivery service) are not permitted.

Tessera intends to confirm the receipt of your election form. Within 2 business days after receipt of your completed electronic election form, you will receive a confirmation by email. If you have elected an alternate method of submission, you will receive confirmation by email or mail, at our discretion, promptly after receipt of your completed election form. If you have not received confirmation that the Company received your election form, we recommend that you confirm that we have received your election form. If you need to confirm receipt, you may contact Richard Morales, via email at options-exchange@tessera.com or via phone at +1 (408) 321-6727, or John Price, via email at options-exchange@tessera.com or via phone at +1 (408) 321-6716.

You may change or withdraw this election by submitting a new properly completed election form via the Option Exchange website on Tessera’s intranet at http://options-exchange or by completing and delivering a new election form using any of the permissible delivery methods outlined above prior to the expiration date, which will be 5:00 p.m. U.S. Pacific Time on July 1, 2009, unless we extend the Offer. If we extend the expiration date, you may submit a new election form with respect to some or all of your eligible options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the expiration date.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 5:00 P.M. U.S. PACIFIC TIME ON JULY 1, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your eligible options pursuant to the Offer, then you will retain the eligible options under their original terms.

2. Signatures on This Election Form. You must electronically sign the election form if you submit your election through the Option Exchange website on Tessera’s intranet. Any acceptances and/or acknowledgements pursuant to the Option Exchange website will be considered an electronic signature for all legal purposes and such acceptances and acknowledgments will be enforceable pursuant to applicable law. If you submit a paper election form via fax or email, you must physically sign the paper election form before submission.

3. Requests for Assistance or Paper Copies. You should direct any questions about the Offer or requests for assistance (including requests for additional copies of any documents relating to this Offer) by email to options-exchange@tessera.com, by visiting the Option Exchange website on Tessera’s intranet at http://options-exchange or by calling Richard Morales at +1 (408) 321-6727 or John Price at +1 (408) 321-6716. Copies will be furnished promptly at Tessera’s expense.

4. Reservation of Rights. The Company reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m. U.S. Pacific Time on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our discretion, before the expiration date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

5. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 12 of the Offer Information Document, which contains material U.S. federal income tax information concerning the Offer. If you are an employee residing in a country other than the United States, you should refer to Schedules D through H to the Offer Information Document for important tax and other information regarding the Offer that may apply to you. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

6. Copies. You should print a copy of this election form, after you have completed and electronically accepted it, and retain it for your records, or you should make a copy of your paper election form and retain the copy for your records.

7. Termination of Employment Prior to Replacement Grant Date. If you cease to be employed by the Company or its wholly-owned subsidiaries before the Company grants your replacement options in exchange for your eligible options, you will not receive any new options. Instead, you will keep your current eligible options and they will expire in accordance with their terms. Nothing in the Exchange Offer Materials shall be construed to give any person the right to remain in the employ or service of Tessera or its wholly-owned subsidiaries or to affect Tessera’s or its wholly-owned subsidiaries’ right to terminate the employment or other service relationship of any person at any time with or without cause to the extent permitted under law. The employment between Tessera or its wholly-owned subsidiaries and each employee remains “at will,” subject, in certain jurisdictions. to applicable notice requirements.

8. Acceptance of Terms of Offer. The tender of some or all of your eligible options will constitute your acceptance of all of the terms and conditions of the Offer. You acknowledge you have received the Exchange Offer Materials and have read, understand and agree to be bound by all of the terms of the Offer as described in the Exchange Offer Materials. Acceptance by Tessera of your eligible options pursuant to the Offer will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of the Offer. You are the registered holder of the eligible options tendered hereby, and your name and other information appearing on the election form are true and correct.

9. Data Privacy. To administer the Offer, Tessera must collect, use and transfer certain information regarding you and your eligible stock option grants, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, nationality, job title, details of all stock options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”). Further, Tessera may have to pass that information on to third parties who are assisting with the Offer. By submitting this election form and surrendering your eligible stock options for exchange, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Data by Tessera and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer as described above.

You further understand that the Data will be transferred to any third parties as may be selected by Tessera that are assisting

Tessera with the implementation, administration and management of the Offer. By submitting your election, you also acknowledge and agree that:

• the parties receiving your Data may be located in the United States or elsewhere, and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country;

• the Data will be held only as long as necessary to implement, administer and manage the Offer;

• you can request from Tessera a list with the names and addresses of any potential recipients of the Data by contacting Tessera; you can request additional information about how the Data is stored and processed; and

• you can request that the Data be amended if it is incorrect.

By submitting your election, you explicitly and unambiguously agree to such collection, use and transfer, in electronic or other form, of your Data by Tessera and the third parties assisting Tessera with the Offer, for the exclusive purpose of implementing, administering and managing your participation in the Offer. If you are an eligible employee who resides in certain non-U.S. jurisdictions, you can withdraw your consent to the collection, use and transfer of your Data by contacting Tessera. However, if you withdraw your consent, it may affect your ability to participate in the Offer. Please contact Tessera if you have any questions.

l0.ACKNOWLEDGEMENT. THE COMPANY AND/OR ANY INDEPENDENT FIRMS HIRED WITH RESPECT TO

THE OFFER CANNOT GIVE ME LEGAL, TAX OR INVESTMENT ADVICE WITH RESPECT TO THE OFFER AND I HAVE

BEEN ADVISED TO CONSULT WITH MY OWN LEGAL, TAX AND INVESTMENT ADVISORS AS TO THE CONSEQUENCES

OF PARTICIPATING OR NOT PARTICIPATING IN THE OFFER.

IMPORTANT - READ CAREFULLY:

IF YOU WISH TO PARTICIPATE IN THE OFFER, PLEASE MAKE YOUR SELECTIONS IN THE TABLE ABOVE AND THEN

SAVE THIS ELECTION FORM. IF YOU DO NOT MAKE YOUR SELECTIONS AND THEN SAVE THIS ELECTION FORM,

YOUR IMMEDIATELY PRIOR ELECTION WILL REMAIN UNCHANGED OR, IF YOU NEVER MADE A PRIOR ELECTION,

THEN YOUR ELIGIBLE GRANTS WILL REMAIN OUTSTANDING SUBJECT TO THEIR ORIGINAL TERMS.

BY SAVING THIS ELECTION FORM, YOU AGREE THAT THE TERMS AND CONDITIONS OF THIS ELECTION FORM

SHALL BE BINDING ON YOU AND GOVERN YOUR ELECTION. YOU ALSO AGREE THAT THE SAVING OF THIS

ELECTION FORM SHALL SERVE AS YOUR ELECTRONIC SIGNATURE FOR ALL LEGAL PURPOSES AND WILL BE

ENFORCEABLE PURSUANT TO APPLICABLE LAW.

IF YOU EITHER DO NOT WISH TO PARTICIPATE IN THE OFFER OR DO NOT AGREE TO BE BOUND TO THE TERMS AND CONDITIONS OF THIS ELECTION FORM, DO NOT SAVE THIS ELECTION FORM.

OPTIONEE: First Name, Last Name

THIS ENTIRE ELECTION FORM MUST BE RECEIVED BY TESSERA TECHNOLOGIES, INC.

NO LATER THAN 5:00 P.M. U.S. PACIFIC TIME ON JULY 1, 2009.

Save